Exhibit 99.1

New Media and Gannett Complete Merger, Creating Leading U.S. Print and Digital News Organization

NEW YORK, NY AND MCLEAN, VA November 19, 2019 – New Media Investment Group Inc. (“New Media”) (NYSE: NEWM) and Gannett Co., Inc. (“Gannett”) (NYSE: GCI) jointly announced today the successful completion of the previously announced acquisition of Gannett by New Media for a combination of cash and stock (the “Merger”).

As previously announced, Gannett stockholders are entitled to receive $6.25 in cash and 0.5427 shares of New Media common stock per share of Gannett common stock in the Merger.

The combined company will operate under the name “Gannett Co., Inc.”. Beginning on November 20, 2019, New Media will trade on the New York Stock Exchange under this name and its ticker symbol will be changed to “GCI”. Michael Reed will remain Chairman and Chief Executive Officer of the combined company and Paul Bascobert will serve as Chief Executive Officer of the operating subsidiary, Gannett Media Corp.

“We are pleased to announce the completion of the Merger to create the leading U.S. print and digital news organization with deep local roots and national scale,” said Michael Reed, Chairman and Chief Executive Officer of New Media. “Our combined company will sustain local journalism in hundreds of markets across the country and enhance the services we provide to small and midsized businesses nationally. On behalf of everyone at New Media, we welcome Gannett and their talented team, and look forward to working together to achieve a seamless transition and to build value for all of our shareholders, employees, clients and local communities.”

“Today is an exciting day as we move forward together as a combined company,” said Paul Bascobert, Chief Executive Officer of Gannett. “We have a bright future together, grounded in our shared commitment to our local communities and our goal of building an enduring model that supports local journalism.”

About New Media Investment Group Inc.

New Media (NYSE: NEWM) supports small to mid-size communities by providing locally-focused print and digital content to its consumers and premier marketing and technology solutions to its small and medium business partners. New Media is one of the largest publishers of locally based print and online media in the United States as measured by its 152 daily publications. As of September 29, 2019, New Media operates in over 600 markets across 39 states reaching over 21 million people on a weekly basis and serves over 200,000 business customers.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across its network. With an unmatched local-to-national reach, Gannett touches the lives of more than 125 million people monthly with its Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal, WordStream and SweetIQ, and U.K. media company Newsquest. To connect with Gannett, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “target(s),” “project(s),” “believe(s),” “will,” “aim(s),” “would,” “seek(s),” “estimate(s)” and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are based on New Media’s and Gannett’s respective management’s current expectations and beliefs, and neither New Media nor Gannett can give any assurance that its expectations or beliefs will be attained. These forward-looking statements are not a guarantee of future performance and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results or events to differ, possibly materially, from the expectations or estimates reflected in such forward-looking statements, including, among others:

•	the risk that the parties may be unable to achieve the anticipated benefits of the transaction, including synergies and operating efficiencies, within the expected time-frames, or at all;

•	the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected;

•

the risk that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction;

•	general economic and market conditions;

•	the retention of certain key employees; and

•	the combined company’s ability to grow its digital marketing and business services initiatives, and grow its digital audience and advertiser base.

Additional risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the risks identified by New Media and Gannett in their respective most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks identified in the registration statement on Form S-4 (File No. 333-233509) filed by New Media. All forward-looking statements speak only as of the date on which they are made. Except to the extent required by law, New Media and Gannett expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Ashley Higgins, New Media Investor Relations

ir@newmediainv.com

(212) 479-3160

or

Media:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170

Or

Investors:

Sam Levenson

Arbor Advisory Group

(203) 307-2250

Stacy Cunningham, Gannett Vice President, Financial Planning & Investor Relations

investors@gannett.com

(703) 854-3168

Or

Ed Trissel / Tim Ragones / Tanner Kaufman

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Source: New Media Investment Group Inc. and Gannett Co., Inc.

3